                                                                   EXHIBIT 10.16


                                     LEASE

        THIS LEASE ("Lease") is made as of the ______ day of February, 1998, by and between EXODUS HOLDINGS, LLC, a Nevada limited liability company, whose address is 2201 Commerce, North Las Vegas, Nevada 89030 ("Landlord") and UNITED ROAD SERVICES, INC., a Delaware corporation, whose address is 8 Automation Lane, Albany, New York ("Tenant").

                              W I T N E S S E T H:

        For and in consideration of the rental herein reserved, and of the covenants, conditions, agreements, and stipulations hereinafter expressed, the parties agree as follows:

        1.  Premises.
            --------

            (a) The Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the following described premises commonly known as 2201 Commerce Street, North Las Vegas, Nevada 89030 (collectively, the "Premises"):

                (i) All of that certain land as more particularly described on Exhibits A and B and the map appended thereto, which Exhibits and map are
    ----------------
    attached hereto and incorporated herein by this reference (the "Land");

                (ii) All improvements located on the Land (the "Improvements"), including without limitation an approximately 12,500 square foot two-story building and an approximately 2,400 square foot two-story building (collectively, the "Buildings"); and

                (iii) All easements, rights of way, permits, licenses and appurtenances benefitting the Land and the Improvements.

          (b) Landlord covenants, represents and warrants that: (i) to Landlord's knowledge, the Premises comply with all applicable laws, rules, regulations and codes, including without limitation, the Americans with Disabilities Act; and (ii) to Landlord's knowledge, there are no hazardous

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substances or hazardous wastes located on the Premises, except those used by the current tenant of the Premises in connection with such tenant's operations at the Premises.

        2.  Term.
            ----

            (a) The term of this Lease shall be for five (5) years commencing on the February __, 1998 (the "Commencement Date"). Tenant shall have the right to extend the term of this Lease for one period of five (5) years (the "Extension Term") following the expiration of the initial term. To exercise this option, Tenant shall give Landlord notice of its intention to extend the initial term not less than four (4) months prior to the expiration of the initial term. All of the terms and provisions of this Lease shall apply during the Extension Term, except that the base rent shall be determined in accordance with Section 3(d) hereof.

            (b) Any holding over after the expiration of the term hereof, or of any renewal, shall be construed to be a tenancy from month to month, at the monthly rental applicable for the last month of the term.

            (c) During the final four (4) months of the term of this Lease, Landlord shall be permitted to show prospective tenants the Premises upon giving Tenant at least forty-eight (48) hours' advance notice, and provided Landlord and Landlord's agents shall use diligent efforts to minimize any inconvenience to Tenant resulting therefrom.

        3.  Rental.
            ------

            (a) Tenant hereby covenants and agrees to pay to Landlord at the address provided above, or at such other place as Landlord may from time to time designate in writing, as rental for the Premises during the term of this Lease, base rent, payable monthly in advance, beginning on the first day of commencement of this Lease and continuing on the first day of each calendar month thereafter for the entire term of this Lease, in the amount of $3,801.27 per month.

        Notwithstanding the foregoing, the base rent shall be adjusted two and one-half (2-1/2) years after the Commencement Date (the "Initial Adjustment Date") by increasing such base rent by the sum of (i) $2,000 per month, plus
                                                                        ----
(ii) an additional increase determined as follows:

        The base for computing the additional increase is the Consumer Price Index ("CPI") for all Urban Consumers--All

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        Items for the West, 1982-84 = 100, published by the United
        States Department of Labor, Bureau of Labor Statistics (the "Index"), which is in effect for the month of the Commencement Date (the "Beginning Index"). The percentage increase in the Index published for the calendar month immediately prior to the Initial Adjustment Date over the Beginning Index shall be multiplied by the base rent (i.e., $3,801.27) to determine the additional increase in the base rent to be effective on the Initial Adjustment Date. If the percentage increase is a negative number, the additional increase pursuant to this clause (ii) shall be zero.

          (b) As additional rent, Tenant shall pay to Landlord all Real Estate Taxes (as hereinafter defined), imposed on the Premises with respect to every calendar year or part thereof during the term of this Lease. "Real Estate Taxes" shall be defined as ad valorem real property taxes based on the assessed valuation of real property, provided that said term shall not include: (i) special assessments; (ii) taxes levied, assessed, or imposed against the rents, profits or income derived from the Premises; (ii) penalties and interest; or
(iii) increases in property taxes occurring as a result of any transfer or sale of the Premises (or any portion thereof) or any improvements made to the Premises during the term hereof, other than improvements made by Tenant. If due to a change in the method of taxation, any franchise, income, profit, or other tax, however designated, shall be levied against Landlord's interest in the Premises in whole or in part for or in lieu of any tax which would otherwise constitute Real Estate Taxes, such taxes shall be included in the term Real Estate Taxes for purposes hereof. All such payments shall be prorated for any partial calendar years in which the term of this Lease shall commence or expire. Notwithstanding anything contained in this Section 3(b) to the contrary, Real Estate Taxes shall not include, and Tenant shall have no obligation to pay, any increases in the Real Estate Taxes with respect to the Premises resulting from, directly or indirectly, the sale or transfer of the Premises (or any portion thereof) by Landlord during the term of this Lease.

        Tenant and Landlord shall each be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Premises. Should Landlord be successful in any such reduction proceedings and obtain a rebate of Real Estate Taxes for periods for which Tenant has paid such taxes, Landlord shall, after deducting its expenses, including, without limitation, attorneys' fees and disbursements in connection therewith, promptly deliver to Tenant such rebate after Landlord has received such proceeds. Tenant shall be entitled to all

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rebates obtained by Tenant with respect to the period for which Tenant has paid Real Property Taxes.

        Landlord shall make written request for payment of Real Estate Taxes not more than thirty (30) days prior to the due date for payment of such taxes. Along with such written request, Landlord shall furnish a copy of the tax bill(s) for which Landlord is seeking reimbursement. Failure by the Landlord to provide notification of and supporting documentation for Real Property Taxes within one hundred eighty (180) days after the due date of such taxes shall constitute a waiver by the Landlord of Tenant's obligation to pay said Real Estate Taxes for the corresponding tax year.

          (c) As a late fee, Tenant shall pay to Landlord a sum equal to three percent (3%) of any fixed or additional rent not received by Landlord within ten
(10) days after Tenant's receipt of written notice from Landlord that Tenant has failed to pay when due such fixed or additional rent.

          (d) In the event that Tenant exercises its right to extend the term of this Lease pursuant to Section 2(a) hereof, the monthly base rent during the Extension Term shall be the "Fair Rental Value" (as hereinafter defined) of the Premises at the commencement of the Extension Term. The term "Fair Rental Value" shall mean the rental value for the Premises that a tenant unrelated to a landlord would be willing to pay such landlord, and what such a landlord would be willing to accept from an unrelated tenant, in an arms'-length transaction, with both parties being reasonable business persons having reasonable knowledge of the relevant facts affecting the value of the leasehold interest, including, without limitation, the obligations of the parties under the lease, the length of the lease, and any rental escalation provisions. For the thirty (30) day period commencing on the date that Tenant notifies Landlord that it intends to exercise its right to extend the term of this Lease, Landlord and Tenant shall attempt to agree in good faith as to the Fair Rental Value of the Premises. If during this thirty (30) day period the parties are unable to agree as to the Fair Rental Value of the Premises during the Extension Term, then the parties shall use their best efforts to agree upon a neutral, experienced real estate appraiser (the "Appraiser") who is knowledgeable as to commercial rental values in the Clark County, Nevada area, and the Appraiser shall be charged with determining within thirty (30) days of his appointment the Fair Rental Value of the Premises for the Extension Term and shall prepare a written report of such determination. Absent fraud or bad faith, the determination of the Appraiser shall be binding on the parties. The parties shall share equally the fees charged by the Appraiser. Notwithstanding the foregoing, the base rent during the Extension Term shall be adjusted two and one-half (2-1/2) years after the commencement of the Extension Term (the "Extension

                                      -4-
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Adjustment Date") by increasing the base rent in effect on the commencement of the Extension Term by a percentage thereof equal to the percentage increase in the Index published for the calendar month immediately prior to the Extension Adjustment Date over the Index in effect for the month of the commencement of the Extension Term. In no event shall the base rent decrease as a result of the foregoing adjustment.

        4.  Use of Premises; Compliance with Law.  Tenant shall use the Premises
            ------------------------------------
only for purposes permissible under applicable law. Tenant shall comply with all present and future laws, ordinances, rules and regulations applicable to its use of the Premises, including laws, ordinances, rules and regulations regarding the use and disposal of hazardous materials and substances, and shall not commit or suffer waste on the Premises, or use or permit anything on the Premises which may be illegal, or constitute a private or public nuisance. Notwithstanding the foregoing, Tenant shall have no obligation to make any structural repairs or modifications or capital improvements to the Premises, or access thereto, unless necessitated by any improvements or modifications done to the Premises by Tenant subsequent to the commencement of the term of this Lease, or except as otherwise specifically provided under this Lease.

        5.  Repairs, Maintenance, and Changes by Tenant.
            -------------------------------------------

            (a) Landlord shall maintain in good order and repair the structural components of the Buildings (including the roof, gutters, downspouts, exterior walls, and foundations). Except for these structural components, Tenant shall be responsible for maintaining all other aspects of the Premises in at least as good a condition as the Premises are in as of the Commencement Date, ordinary wear and tear excepted. All repairs, whether by Landlord or Tenant, to the Premises shall be in quality and class at least the equal of the original work. If Tenant fails to perform its obligations of maintenance or repair hereunder with respect to the Premises within a reasonable period of time, Landlord shall have the right to come onto the Premises, make such repairs, and upon billing to Tenant by Landlord, Tenant shall reimburse Landlord for the costs of such repairs plus interest thereon at the lesser of the highest legal rate allowed in the State of Nevada or 12% per annum. Upon the expiration of or prior termination of this Lease, Tenant shall remove all property of Tenant from the Premises, except plumbing and other fixtures and leasehold improvements which may have been installed by Tenant (unless the same can be removed without causing material damage to the Premises), and except as otherwise provided in this Lease, and surrender the Premises to the Landlord "broom clean" and in as good a condition as the Premises were in on the Commencement Date, ordinary wear and tear and damage by fire or other casualty excepted. Any property left on the Premises after

                                      -5-
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the expiration or other termination of this Lease may be disposed of by Landlord in any manner allowable under law.

            (b) Tenant shall not make any changes, alteration, additions, or improvements to the Premises without the written consent of Landlord (which consent shall not be unreasonably withheld or delayed), other than non-structural changes not exceeding an aggregate amount of $100,000.

        6.  Utilities.  Landlord shall be responsible for insuring that adequate
            ---------
utility services are available to the Premises in the manner that such utility services are currently available to the Premises. Tenant shall pay directly to the utility provider all charges for electricity, gas, water, scavenger and other utility services for the benefit of the Premises. If any such utilities are not separately metered to the Premises, Tenant shall pay Landlord a reasonable share (based on Tenant's usage) of the charges for such utilities on a monthly basis within ten (10) days after written request therefor by Landlord, which written request shall include a copy of the applicable bill.

        7.  Janitorial Services.  Tenant shall perform and provide for all
            -------------------
janitorial services required by Tenant on the Premises.

        8.  Damage to Tenant's Property or Premises.
            ---------------------------------------

          (a) Landlord or its agents shall not be liable for any injury or damage to persons or property, or loss or interruption to business, resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow, or leaks from any part of the Premises, or from the pipes, appliances, or plumbing works, or from the roof, street, or subsurface, or from any other place, or by dampness, or by any cause of whatsoever nature. None of the limitations of the liability of Landlord or its agents provided for in this subsection (a) shall apply if such loss, injury, or damages are proximately caused by the negligence, intentional misconduct or breach of this Lease by Landlord, its agents, employees, or independent contractors.

          (b) Except as provided in Section 9(d), Tenant shall be liable for any damage to the Premises which may be caused by the negligence or intentional misconduct of Tenant or its agents, employees, or customers. If Tenant fails to repair any such damage within thirty (30) days after receipt of Landlord's written demand to do so, Landlord may, at its option, repair such damage, and Tenant shall thereupon reimburse and compensate Landlord as additional rent, within ten (10) days after rendition of a statement by the Landlord, for the reasonable cost of such repair and damage.

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        9.  Indemnity, Liability Insurance, Building Insurance, Waiver of
            -------------------------------------------------------------
Subrogation.
-----------

            (a) Except to the extent arising out of the negligence or willful misconduct of Landlord its employees, agents or independent contractors, and/or the conduct of Landlord or any of its affiliated companies (or their employees, agents or independent contractors) in connection with their use of the Premises pursuant to Section 30 below, Tenant shall indemnify, defend and hold harmless Landlord from any and all liability and damages arising out of injury or death to any person or damage to property occurring at the Premises during the occupancy thereof by Tenant. The foregoing shall apply to third party claims not claims made by or through Landlord.

            (b) Tenant shall, during the entire term of this Lease and any renewal hereof, keep in full force and effect a policy of public liability with respect to the Premises, and the business operated by Tenant thereon, in an amount not less than One Million Dollars ($1,000,000). Tenant shall be responsible for insuring its own personal property located at the Premises.

            (c) During the term of this Lease and any renewal hereof, Landlord shall, at Tenant's expense, keep the Buildings and other Improvements insured against loss or damage by fire or other casualty insurable under standard fire and extended coverage insurance in an amount equal to the full current replacement cost of the Buildings and other Improvements. Tenant shall reimburse Landlord for the cost of such insurance within thirty (30) days after Landlord's written request therefor. Along with such written request, Landlord shall furnish Tenant with reasonable evidence of Landlord's payment of such insurance. Notwithstanding the foregoing, Landlord shall have no obligation to provide and Tenant shall have no obligation to pay for any earthquake or flood insurance.

            (d) Landlord and Tenant release each other from any claims of whatever nature for damage, loss or injury to the Premises (or any portion thereof), or to the other's property in, on or about the Premises, to the extent of any insurance proceeds that are received or receivable (or that would have been receivable but for such releasing parties breach or default of its obligations under this Lease), even if such damage, loss or injury shall have been caused by the fault or negligence of the other party or any one for whom such party may be responsible. Landlord and Tenant shall each cause their respective insurance policies to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by any policy.

        10.  Damage or Destruction to Premises.
             ---------------------------------

             (a) If the Premises, or any portion thereof, shall be partially damaged or destroyed during the term of this Lease by fire or any casualty insurable under the standard fire and extended coverage insurance policies, to the extent that the cost of repairing such damage or destruction is fifty percent (50%) or less of the monetary value therefrom, Landlord shall repair and/or rebuild the same as promptly as possible. In such event, this Lease shall not terminate, but shall remain in full force and effect, and a proportionate reduction in the fixed minimum monthly rental shall be made from the time of such fire or casualty until the Premises are repaired or restored, except if the Tenant can use and occupy the Premises without substantial inconvenience, there shall be no reduction in rental while the Premises are being repaired. Landlord's obligation to repair shall be subject to any delays from labor troubles, material shortages, insurance claim negotiations, or any other causes, whether similar or dissimilar to the foregoing, beyond Landlord's control.

             (b) If the Premises, or any portion thereof, shall be damaged or destroyed during the term of this Lease by fire or other casualty, to the extent that the cost of repairing such damage or destruction is more than fifty percent (50%) of the monetary value thereof, then, and in that event, Landlord or Tenant may, at either's option, terminate this Lease. In the foregoing instance, each party shall notify the other as to its election within sixty (60) days of the casualty in question. If either party elects to terminate this Lease, then the same shall terminate three (3) days after such notice is given, and Tenant shall immediately vacate the Premises and surrender the same to Landlord, paying the rent to the time of such vacation and surrender, subject to an equitable abatement from the time of said damage. If neither party elects to terminate this Lease, Landlord shall repair and/or rebuild the Premises as promptly as possible, subject to any delay from causes beyond its reasonable control, and the term shall continue in full force and effect, subject to equitable abatement in the rent from the time of said damage or destruction until the Premises are repaired or restored.

             (c) Notwithstanding anything contained in this Section 10 to the contrary, in the event that there is material damage to the Premises due to fire or other casualty during the last year of this Lease, or in the event that the repair of any damage by fire or other casualty could reasonably be expected to take more than twelve (12) months to complete, then Tenant may elect to terminate this Lease upon written notice to Landlord.

        11.  Eminent Domain.  If the Premises shall be taken under eminent
             --------------
domain proceedings, or transferred to a public authority in lieu of such

                                      -8-
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proceedings, Landlord may terminate this Lease as of the date when possession is taken. Tenant shall have no claim against Landlord by reason of such taking or termination and shall not have any claim or right to any portion of the amount that may be awarded or paid to Landlord as a result of any such taking, except that Tenant shall have the right to make a claim against such public authority for its loss of business and property, moving expenses, and for any other relief available to Tenant by law in the event such taking involves the physical taking of all or a portion of the Premises, and, in such event, Tenant shall also have the right to terminate this Lease as of the date when possession is taken by the public authority. If only a portion of the Premises is so taken and Tenant determines, in its reasonable opinion, that it can continue to operate its business on the remainder of the Premises, then this Lease shall terminate only as to the portion of the Premises taken, and there shall be an equitable adjustment to the rent to reflect the reduction in the size of the Premises.

        12. Estoppel Certificate Statement, Attornment, Subordination, and
            --------------------------------------------------------------
Execution of Documents.
----------------------

            (a) Each of the parties hereto agrees that at any time and from time to time at reasonable intervals, within ten (10) business days after written request by the other party (the "Requesting Party"), such party (the "Responding Party") will execute, acknowledge, and deliver to the Requesting Party, or its mortgagee, or others designated by the Requesting Party, a certificate in such form as may from time to time be provided, ratifying this Lease and certifying:

                (i) that this Lease is in full force and effect, and has not been assigned, modified, supplemented, or amended in any way (or if there has been any assignment, modification, supplement, or amendment, identifying the same);

                (ii) that this Lease represents the entire agreement between Landlord and Tenant as to the subject matter hereof (or if there has been any assignment, modification, supplement, or amendment, identifying the same);

                (iii) the commencement date and termination date of this Lease;

                (iv) that to the knowledge of the signer of such writing, no default exists in the enforcement of this Lease by the Requesting Party or specifying each default, defense, or offset of which the signer may have knowledge;

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

              (v) that no rental has been paid in advance other than for the month in which such certificate is signed by the Responding Party; and

              (vi) the date to which all rentals due hereunder have been paid under this Lease.

          (b) Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage covering the Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord, subject to all of Tenant's duties, obligations, rights, and options under this Lease, provided such purchaser agrees to assume all of the obligations of Landlord under this Lease.

          (c) Upon request by the Landlord, Tenant shall subordinate its rights hereunder to the lien of any mortgage or mortgages, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Land and/or the Buildings, or against any buildings hereafter placed upon the Land, and to all advances made or hereafter to be made upon the security thereof; provided, however, that a condition precedent to Tenant's requirement to subordinate hereunder shall be that any such mortgagee shall agree that, so long as Tenant is not in material default under this Lease, this Lease and all Tenant's rights and options hereunder shall remain in full force and effect notwithstanding any foreclosure (whether judicial or non-judicial) or any deed in lieu of foreclosure transaction under any such mortgage.

          (d) Tenant, upon request of any party in interest, shall execute, within ten (10) days of Tenant's receipt, such reasonable instruments or certificates to carry out the intent of these paragraphs above as shall be requested by Landlord, provided, however, that nothing contained in such instruments or certificates required by Landlord shall be in derogation of any rights granted to Tenant hereunder, nor expand Tenant's obligations hereunder, and if any such instruments or certificates would have the effect of accomplishing one or both of the foregoing, either explicitly or implicitly, then Tenant shall not be obligated to execute the same.

        13. Default.
            -------

            (a) If Tenant shall, at any time, be in default of the payment of either rent or any payments required of Tenant hereunder or any part thereof, for more than ten (10) days after Tenant's receipt of written notice from Landlord that the same is past due, or if Tenant shall be in default of any of the other obligations of this Lease to be kept, observed, and performed by Tenant for more than thirty

(30) days after the giving of written notice by Landlord to Tenant of such default (provided, however, that if the nature of the specified obligation is such that more than thirty (30) days is required for performance then Tenant shall not be in default if it commences performance within such 30-day period and thereafter diligently prosecutes the same to completion), or if Tenant shall be adjudged a bankrupt, or if a receiver or trustee shall be appointed and shall not be discharged within ninety (90) days from the date of such appointment, then and in any such events Landlord shall have the following rights and remedies, in addition to any other remedies allowable under applicable law:

              (i) Landlord shall have the right to terminate this Lease and recover (x) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; (y) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (z) the worth at the time of award of the amount by which the unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided;

              (ii) Landlord shall have the right to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession; and

              (iii) Landlord shall have the right, but not the obligation, to make any payment or perform any act on Tenant's part as may be required to cure Tenant's default, without waiving its rights based upon such default by Tenant and without releasing Tenant from any of its obligations. All sums paid and all costs incurred by Landlord shall be paid to Landlord on demand.

          (b) Landlord shall not be in default unless it fails to perform the obligations required of Landlord by this Lease within thirty (30) days after written notice by Tenant to Landlord specifying which obligation(s) Landlord has failed to perform (provided, however, that if the nature of the specified obligation(s) is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if it commences performance within such 30-day period and thereafter diligently prosecutes the same to completion). If Landlord has not cured or commenced to cure the default set forth in said notice within said 30-day period, Tenant may at his option either (i) cure such default and deduct the reasonable costs and expenses incurred from the next and succeeding rent payment(s), or (ii) cancel this Lease and, in such event, this Lease shall thereupon cease, terminate, and come to an end with the same force and effect as though the original demised term had expired at that time. Notwithstanding the foregoing, in the event of "Emergency Repairs" for which Landlord is responsible under the terms of this Lease, Tenant shall have the right to make such repairs immediately, provided that it will give Landlord notice thereof to the extent reasonably possible under the circumstances. The cost of any such Emergency Repairs made by Tenant may be deducted from rent next payable hereunder. "Emergency Repairs" means repairs that are necessary to avoid imminent harm to life, limb or property, as reasonably determined by Tenant.

        14. Subletting and Assigning.  Tenant shall not sublet any portion of
            ------------------------
the Premises nor assign this Lease in whole or in part without the written consent of Landlord, which consent shall not unreasonably be withheld or delayed, and in the event of a subletting so approved by Landlord, Tenant shall nevertheless remain obligated to Landlord under the terms of this Lease. Notwithstanding the foregoing, Tenant shall have the absolute right to assign this Lease in connection with the sale of its business at the Premises.

        15. Signs.  Tenant shall have the right to install signs on the
            -----
Buildings or on the Land, subject to compliance with applicable law.

        16. Quiet Enjoyment.  Landlord covenants and agrees with the Tenant that
            ---------------
upon the Tenant paying the said rent and performing all the covenants and conditions aforesaid on the Tenant's part to be observed and performed, Tenant shall and may peaceably and quietly have, hold, and enjoy the Premises hereby leased, for the term aforesaid.

        17. Memorandum of Lease.  If Tenant or Landlord request, the parties
            -------------------
will enter into a short form lease, describing the Premises, the Land and the term of this Lease, and including any other terms necessary to permit the recording of such short form lease.

        18. Collateral Liens.  Landlord waives all liens or other rights
            ----------------
(whether common law, statutory or otherwise) with respect to the personal property and fixtures of Tenant located or to be located at the Premises and agrees to execute a landlord's consent and waiver with respect to any such property in a form reasonably requested by Tenant's lender within ten (10) days of Tenant's request therefor.

        19. Notices.  All notices to be given under this Lease shall be in
            -------
writing and shall either be served personally, by reputable overnight carrier, or sent by certified mail, return receipt requested. All notices mailed as herein provided shall be deemed received two (2) days after mailing. Notices to Landlord shall be sent to the address set forth in the preamble hereof or such other address as Landlord may specify in written notice to Tenant. Notices to Tenant shall be sent to the mailing address of the Premises and to the address of Tenant specified in first paragraph of this Lease, or such other addresses as Tenant may specify in written notice to Landlord.

        20. Interest.  Any amount due from Tenant to Landlord under this Lease
            --------
which is not paid within ten (10) days of the date due shall bear interest at the lesser of the highest legal rate allowed in the State of Nevada or 10% per annum from the date due until paid; provided, however, the payment of such interest shall not excuse or cure the default upon which such interest is accrued.

        21. Expense of Enforcement.  If either Landlord or Tenant should prevail
            ----------------------
in any litigation by or against the other party related to this Lease, then the losing party shall pay all costs and reasonable attorneys' fees incurred by the prevailing party in connection with such litigation.

        22. Inspection.  Tenant will permit Landlord, its agents, employees, and
            ----------
contractors upon 48 hours' advance notice (except in the event of an emergency) to enter the Premises to inspect the same and to enforce or carry out any provisions of this Lease.

        23. Non-Waiver.  Except as specifically provided herein, Landlord's or
            ----------
Tenant's failure to insist upon strict performance of any covenant of this Lease or to exercise any option or right herein contained shall not be a waiver or relinquishment for the future of such covenant, right, or option, but the same shall remain in full force and effect.

        24. Captions.  The captions and headings herein are for convenience and
            --------
reference only and should not be used in interpreting any provision of this Lease.

        25. Applicable Law.  This Lease shall be governed by and construed under
            --------------
the laws of the State of Nevada. If any provision of this Lease, or portion thereof, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. Time is of the essence in this Lease.

        26. Successors.  This Lease and the covenants and conditions herein
            ----------
contained shall inure to the benefit of and be binding upon Landlord, its successors, and assigns; and shall be binding upon Tenant, its heirs, executors, administrators, successors, and assigns; and shall inure to the benefit of Tenant and any permitted assignees.

        27. Amendments in Writing.  This Lease and the Exhibits attached hereto
            ---------------------
and forming a part hereof set forth all the covenants, promises, agreements, conditions, and understandings between Landlord and Tenant concerning the Premises, and there are no covenants, promises, agreements, conditions, or understandings, oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Landlord and Tenant unless reduced to writing and signed by both parties.

        28. Authority.  Each party hereto that is a corporation, warrants and
            ---------
represents to the other party hereto that the executing party's execution of this Lease has been duly authorized by its Board of Directors.

        29. Counterpart Copies.  This Lease shall be executed in multiple
            ------------------
copies, any one of which may be considered and used as an original.

        30. License.  For a period of one (1) year following the Commencement
            -------
Date, certain of Landlord's affiliated companies shall have the right to use office space at the Premises in substantially the same manner as such companies have used office space in the period immediately prior to the Commencement Date; provided that such companies do not materially interfere with or impede Tenant's operations at the Premises. Such companies shall have no obligation to pay rent for their use of the Premises, but shall be responsible for and shall indemnify, defend and hold Tenant harmless from any liability arising out of their use of the Premises.

        IN WITNESS WHEREOF, the parties have hereto executed this Lease on the day and year first written above.

                              LANDLORD:
                              --------

                              EXODUS HOLDINGS, LLC, a Nevada
                              limited liability company



                              By:
                                 ----------------------------------

                              Its:
                                 ----------------------------------

                              TENANT:
                              ------

                              UNITED ROAD SERVICES, INC., a
                              Delaware corporation



                              By:
                                 ----------------------------------
                                       Edward Sheehan

                              Its:     Chief Executive Officer

                                   Exhibit A
                                   ---------


                 DESCRIPTION OF LAND, IMPROVEMENTS AND PREMISES

                                      -16-